EXECUTION VERSION

OPC LLC

FIRST AMENDMENT TO AGREEMENT

FOR PURCHASE OF MEMBERSHIP INTERESTS IN

OPC LLC

This FIRST AMENDMENT TO AGREEMENT FOR PURCHASE OF MEMBERSHIP INTERESTS IN OPC LLC (this “Amendment”), dated as of April 17, 2008, is entered into by and among Ormat Nevada Inc., a Delaware corporation (“Ormat”), Morgan Stanley Geothermal LLC, a Delaware limited liability company (“Morgan Stanley Geothermal”) and Lehman-OPC, a Delaware limited liability company (“Lehman-OPC”) (each a “Party” and collectively the “Parties”).

PRELIMINARY STATEMENTS

(1) The Parties entered into that certain Agreement for Purchase of Membership Interests in OPC LLC, dated as of June 7, 2007 (the “Purchase Agreement”), by and among Ormat, Morgan Stanley Geothermal and Lehman-OPC. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Purchase Agreement.

(2) The Parties desire to amend the Purchase Agreement and are entering into this Amendment to reflect the following additional agreements.

SECTION 1. Amendment to the Purchase Agreement.

Section 2.2(b)(ii). Section 2.2(b)(ii) of the Purchase Agreement is hereby amended by deleting Section 2.2(b)(ii) in its entirety and replacing it with the following:

“(ii) immediately prior to the Galena 3 Closing Date, the Base Case Model will be rerun, on the same basis and using the same methodology and principles as were used to prepare the Base Case Model, to determine the actual Galena 3 Closing Payment, but revised to reflect (A) the actual Galena 3 Closing Date, (B) the actual capital costs incurred for construction of the Galena 3 Project, (C) the approximately 3.07 MW increase in the projected generating capacity of the Galena 3 Project, (D) the increase in the Company’s projected operating costs due to its efforts to provide legal rights in ORNI 14 over the lands commonly known as the “Guisti” property for access, pipelines and/or electrical transmission, and (E) any change in allocation ratios if the IRS has announced a “safe harbor” for partnership flip transactions before the Galena 3 Closing Date that requires such a shift. The revised Base Case Model will then be used to determine an adjustment to the Galena 3 Closing Payment, which when considering the timing of such payments will leave the Purchasers with the same Target Internal Rate of Return (as defined in the Company LLC Agreement) projected on the Initial Closing Date assuming no other change in the Base Case Model. The adjustment will be treated as an adjustment to the purchase price for the Class B Membership Interests. Attached as Schedule 2.2(b)(ii) is a sample pro forma showing examples of the purchase price adjustment set forth above.”

Section 3.1(b)(xiii). Section 3.1(b)(xiii) of the Purchase Agreement is hereby amended by deleting Section 3.1(b)(xiii) in its entirety and replacing it with the following:

“3.1(b)(xiii) Real Property. All real property owned or leased by ORNI 14 or to which ORNI 14 has rights under easements or rights-of-way, and the title insurance maintained by ORNI 14 with respect to all such property, is described on Schedule 3.1(b)(xiii). The real property owned or leased, or in which rights are held, by ORNI 14, described on Schedule 3.1(b)(xiii) (including such rights under instruments identified in the Galena 3 Closing Post Closing Deliverable Side Letter), has been, and in the case of the instruments identified in the Galena 3 Closing Post Closing Deliverable Side Letter, will be, sufficient to enable ORNI 14 to conduct its operations as a geothermal power project prior to the Galena 3 Closing Date including providing adequate ingress and egress and transmission capabilities from the Galena 3 Project and adequate sewer, water, gas and electricity for the Galena 3 Project. Neither ORNI 14 nor Seller has been informed in writing by the owner of any such real property that ORNI 14 is in breach of its obligations with respect to such property. All premiums with respect to the title insurance for ORNI 14 shown on Schedule 3.1(b)(xiii) have been paid and, insofar as Seller has Knowledge, there are no circumstances that have rendered such title insurance unenforceable.”

Annex I. Annex I of the Purchase Agreement is hereby amended by adding the following definition:

“Galena 3 Closing Post Closing Deliverable Side Letter” means the letter agreement, dated April ___, 2008, by and among Seller and the Purchasers.

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Schedule 1. Schedule 1 of the Purchase Agreement is hereby amended by deleting the second table in Schedule 1 in its entirety and replacing it with the following:

After the Galena 3 Closing:

Name of Project Company	Project	Location of Project	Generating Capacity (MW)	PPA Offtaker	PPA End Date
ORNI 3, LLC	Desert Peak 2	Churchill County, Nevada	12	Nevada Power Company	2027
Steamboat Hills, LLC	Galena 2	Washoe County, Nevada	10	Nevada Power Company	2027
Steamboat Hills, LLC	Steamboat Hills	Washoe County, Nevada	10	Sierra Pacific Power Company	2018
ORNI 14, LLC (“ORNI 14”)	Galena 3	Washoe County, Nevada	20	Sierra Pacific Power Company	2028*

SECTION 2. Reference to and Effect on the Purchase Agreement. On and after the date hereof, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended hereby. Except as specifically amended hereby, the Purchase Agreement shall continue to be in full force and effect in accordance with its terms.

SECTION 3. Governing Law. THIS AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AMENDMENT TO THE LAW OF ANOTHER JURISDICTION.

SECTION 4. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

[Remainder of page intentionally left blank. Signature page to follow.]

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IN WITNESS WHEREOF, the Parties, intending to be legally bound, have executed this Amendment effective as of the date first set forth above.

ORMAT NEVADA INC.
By:
Name: Title:

MORGAN STANLEY GEOTHERMAL LLC
By:
Name: Title:

LEHMAN-OPC LLC
By:
Name: Title:

[Signature Page to First Amendment to Purchase Agreement]